Dear 3DIcon Shareholders,

I am honored that the Board of Directors has asked me to lead 3DIcon Corporation (the “Company”), a company that I believe to be well positioned and fully committed to the commercialization of next generation glasses-free 3D display technologies.  My start-up experience, private equity background, and display industry expertise are a perfect complement to the backgrounds of the rest of the 3DIcon management team and the Board.  I am delighted that Dr. George Melnik has agreed to join the Company as our Senior Technical Advisor.  George and I have worked together previously and he brings decades of display industry development and production expertise to the 3DIcon effort.  He has already established a productive working relationship with our CTO, Dr. Hakki Refai.

It is my view that 3D displays will evolve over time in major “waves” defined by usage paradigm and in minor “waves” defined by the underlying technology. We are already starting to see the glasses-based flat screen 3D paradigm give way to glasses-free flat screen 3D in mobile devices.    After that we expect to see a glasses-free volumetric 3D usage paradigm, which is where our proprietary CSpace technology is positioned.  In addition to developing the CSpace technology, 3DIcon is evaluating technologies that could provide us with significant competitive and time-to-market advantages in the glasses-free flat screen 3D area as well. In order to enter the glasses-free 3D market earlier than the development timeline of our own technology will allow, we are considering opportunities to acquire assets or companies that provide 3D products that have already hit the market and are generating revenues. In addition, we are also looking at the possibility of purchasing or exclusively licensing 3D technology that could be productized quickly. In order for us to move forward on either of these options, we would need to gain a significant and sustainable competitive advantage in addition to generating revenues.

The Company remains committed to the commercialization of our CSpace technology.  At my suggestion, the Company has recently completed an outside review of the CSpace development strategy.  Based on that assessment, our CSpace engineering effort, under George Melnik’s direction, will now focus on improving the performance and capabilities of the current laboratory prototype in a step-wise fashion.  We believe this will provide us with improved demonstration capabilities for credible engagement with potential customer and development partners.  It could also further de-risk the technology thereby ensuring that the planned Trade Show Prototype, as well as final products based on the CSpace technology, can be delivered to market with high confidence.

In my mind, the way forward for 3DIcon is clear. We will continue to develop our unique and patented glasses-free volumetric 3D display technology with the goal of engaging a strategic partner to support the further commercialization and sale of products based on that technology. At the same time, we will explore opportunities to quickly enter the rapidly emerging glassses-free 3D display market with products that are based on a technology as compelling as our own. We intend to build on the solid foundation of a great technology and an experienced management team a sustainable growth company that provides lasting value to our customers and to you, our shareholders.

Sincerely,

Mark Willner

Chief Executive Officer

3DIcon

With the exception of historical information, the matters discussed in this letter are forward-looking statements that involve a number of risks and uncertainties. The actual future results of 3DIcon Corporation could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations, inability to hire and retain qualified personnel, and changes in the general economic climate. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by 3DIcon Corporation, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.